UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Starwood Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	82-2023409
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1601 Washington Avenue Suite 800 Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-220997

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement on Form 8-A is being filed by Starwood Real Estate Income Trust, Inc. (the “Registrant”) to register its common stock, par value $0.01 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The descriptions of the shares of common stock of the Registrant registered hereby are incorporated by reference herein to the “Suitability Standards,” “Net Asset Value Calculation and Valuation Guidelines,” “Description of Capital Stock” and “Share Repurchases” sections of the prospectus contained in the Registrant’s Post-Effective Amendment No. 4 to the Registration Statement on Form S-11, as filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2019 (File No. 333-220997) and all amendments and supplements to such registration statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2.	Exhibits.

Exhibit Number	Description of Documents

1	Articles of Amendment and Restatement (filed as Exhibit 3.1 to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 filed on April 12, 2018 and incorporated herein by reference)

2	Amended & Restated Bylaws (filed as Exhibit 3.2 to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 filed on April 12, 2018 and incorporated herein by reference)

3	Share Repurchase Plan (included under the heading “Share Repurchases” in the prospectus dated April 10, 2019 contained in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 filed on April 10, 2019 and incorporated by reference)

4	Distribution Reinvestment Plan (filed as Appendix B to the prospectus dated April 10, 2019 contained in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 filed on April 10, 2019 and incorporated by reference)

5	Form of Subscription Agreement (filed as Appendix C to the prospectus dated April 10, 2019 contained in Post-Effective Amendment No. 4 to the Registration Statement on Form S-11 filed on April 10, 2019 and incorporated by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

STARWOOD REAL ESTATE INCOME TRUST, INC.

By:	/s/ Matthew S. Guttin
Name: Matthew S. Guttin
Title: Chief Compliance Officer and Secretary

Date: April 30, 2019

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